UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 17, 2020

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.375 per share	TNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David W. Huml Promoted to COO

On March 19, 2020, Tennant Company (“Tennant”) announced that David W. Huml is being promoted to the newly created role of Chief Operating Officer effective April 1, 2020.

Mr. Huml, 51, has served in expanding senior leadership roles since joining Tennant in 2014, most recently as Senior Vice President, EMEA, APAC, Global Marketing and Operations at Tennant since 2018, as Senior Vice President, EMEA, APAC and Global Marketing from 2017-2018, as Senior Vice President of APAC and Global Marketing from 2016-2017 and as Senior Vice President of Global Marketing from 2014-2017.

In connection with his promotion to COO effective on April 1, 2020, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved increasing Mr. Huml’s annual base salary to $500,000 (prorated as of effective date of promotion). The Committee approved a short-term incentive plan target equal to 70% of base salary and a long-term incentive plan target equal to 160% of base salary (both short-term and long-term incentive targets prorated as of the effective date of his promotion). The incremental long-term incentive awards will be granted on the effective date of Mr. Huml’s new role or the first date thereafter on which the Company’s stock trading window is open, subject to the Committee’s ability to determine prior to the grant date the value of the long-term incentive awards.

Attached as Exhibit 99.1 is a press release issued by Tennant on March 19, 2020, announcing the promotion of Mr. Huml, which is incorporated herein by reference.

Richard H. Zay Named Senior Vice President, Technology and Innovation

Also on March 19, 2020, Tennant announced that Richard H. Zay, Tennant’s Senior Vice President, The Americas and R&D, is being named to the newly created role of Senior Vice President, Technology and Innovation. Mr. Zay, 49, joined Tennant in 2010 and has held roles of increasing responsibility, assuming his role as Senior Vice President, The Americas in 2014 and assuming responsibility for R&D in 2018.

In connection with his new role, Mr. Zay will receive a restricted stock unit (RSU) award valued at $650,000 that will vest on the later of December 7, 2021, or six months following certain senior management changes. The award will be granted on the effective date of Mr. Zay’s new role or the first date thereafter on which the Company’s stock trading window is open, subject to the Committee’s ability to determine the value of the award prior to the grant date; provided further that in lieu of an RSU award to Mr. Zay, the Committee may determine prior to the grant date to instead grant the intended value in the form of restricted shares or a cash incentive that would vest or be payable at the same time and on the same terms as the vesting of the RSU award.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	News release announcing promotion of Dave Huml to COO.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: March 19, 2020	By:	/s/ Mary E. Talbott
Mary E. Talbott
Senior Vice President, General Counsel and Corporate Secretary